                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                          KING WORLD PRODUCTIONS, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                 13-2565808
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification number)

                                  1700 Broadway
                            New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                                  ------------

                          KING WORLD PRODUCTIONS, INC.
                            1995 AMENDED AND RESTATED
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  ------------

                                Stephen W. Palley
                            Executive Vice President
                           and Chief Operating Officer
                          King World Productions, Inc.
                                  1700 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 315-4000
          (Telephone number, including area code, of agent for service)

                                  ------------

                                   Copies to:
                            MARK J. TANNENBAUM, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111

                                    CALCULATION OF REGISTRATION FEE
==========================================================================================
                                                Proposed        Proposed
                                                maximum        maximum
                               Amount           offering       aggregate      Amount of
Title of securities             to be           price per      offering       registration
to be registered              registered        share(1)       price(1)           fee
- ------------------------------------------------------------------------------------------
Common Stock, $.01 par value  3,000,000 shs.     $35.875       $107,625,000   $37,112.07
==========================================================================================

(1) Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low prices reported on the New York Stock Exchange on August 23, 1996.

================================================================================

                                EXPLANATORY NOTE

                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act") to register shares of common stock, $.01 par value ("Common Stock") of King World Productions, Inc. (the "Registrant") issuable pursuant to the Registrant's and its subsidiaries' 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan").

                  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus to be delivered pursuant to this Registration Statement will be a combined prospectus relating to (i) the shares registered hereunder,
(ii) the remaining unsold shares registered under Registration Statement No. 33-30694, and (iii) the remaining unsold shares registered under Registration Statement 33-54691. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-30694 and Post-Effective Amendment No. 1 to Registration Statement No. 33-54691. The Post- Effective Amendments shall become effective upon filing in accordance with Section 8(c) if the Securities Act of 1933 and Rule 464 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Act, an information statement containing the information specified in Part I of this Form S-8 (an "Information Statement") will be distributed to participants under the Plan. Each Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Act pursuant to Rule 428(a)(1) under the Act, and each Information Statement is hereby incorporated by reference in this Registration Statement.

                  Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Act (the "Reoffer Prospectus"). The Reoffer Prospectus may be utilized for reofferings and resales of up to 3,458,638 shares of Common Stock acquired by selling stockholders through participation in the Plan.

REOFFER PROSPECTUS

                          KING WORLD PRODUCTIONS, INC.

                                3,458,638 SHARES
                                  COMMON STOCK

                  This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of King World Productions, Inc. (the "Company") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the Securities Act of 1933, as amended (the "Act")), of 3,458,638 shares of common stock, $.01 par value ("Common Stock") of the Company, which may be acquired by them pursuant to the exercise of options granted to them pursuant to the Company's and its Subsidiaries' 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan").

                  Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant Awards made by the Company under the Plan on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales. See "Plan of Distribution."

                  The Common Stock is traded on the New York Stock Exchange. On August 23, 1996, the closing price of the Common Stock was $35.875 per share.

                                  ----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  ----------

                  No person has been authorized to give any information or make any representation in connection with this offering other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                                  ----------

               The date of this Prospectus is September 3, 1996.

                                TABLE OF CONTENTS

Available Information..................................................       1

The Company............................................................       2

Use of Proceeds........................................................       2

Selling Stockholders...................................................       2

Plan of Distribution...................................................       4

Incorporation of Certain Documents by Reference........................       4

Validity of the Shares.................................................       4

Experts................................................................       5

Other Matters..........................................................       5


                              AVAILABLE INFORMATION

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement or incorporated herein by reference is qualified by reference to such document.

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., in Washington, D.C., and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                  The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Steven A. LoCascio, King World Productions, Inc., c/o King World Corporation, 830 Morris Turnpike, Short Hills, New Jersey 07078.

                                   THE COMPANY

                  The Company was incorporated in October 1984 under the laws of the State of Delaware and is the successor to a corporation incorporated in 1964 under the laws of the State of New Jersey to distribute or syndicate feature length films and television programs to television stations. The Company currently distributes first-run syndicated television programming to television stations throughout the United States, in Canada and in a number of other foreign countries.

                  The Company's revenues are currently derived primarily from licenses to distribute The Oprah Winfrey Show, Wheel of Fortune, and Jeopardy!; and Inside Edition, a first-run syndicated series produced and distributed by the Company.

                  The Company distributes The Oprah Winfrey Show pursuant to an agreement with Harpo, Inc., the producer of the series. The Company introduced The Oprah Winfrey Show in national television syndication in the 1986-1987 television season and has served as the exclusive distributor of the series since such time. The Company distributes Wheel of Fortune and Jeopardy! pursuant to agreements with Columbia TriStar Television (formerly Merv Griffin Enterprises).

                  The Company's corporate headquarters are located at 1700 Broadway, New York, New York 10019, telephone number (212) 315-4000.

                                 USE OF PROCEEDS

                  All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

                  The Selling Stockholders consist of officers and directors (including non-employee directors) of the Company. Such Selling Stockholders may offer up to an aggregate 3,458,638 shares of Common Stock which may be acquired by them pursuant to the exercise of options granted to them under the Plan. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. As of August 23, 1996, an aggregate 3,843,684 options have been granted to the Selling Stockholders pursuant to the Plan, of which, as of such date, the 3,458,638 options remain outstanding and an aggregate 202,638 options have vested and are fully exercisable.

                  The following table sets forth: (i) the name and position of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of August 23, 1996, (iii) the number of shares of Common Stock that may be offered and sold by each Selling Stockholder pursuant to this Prospectus and (iv) the amount and percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

                                                                           Shares Owned
                           Shares Owned                                  After Offering(1)
                               as of                 Shares              -----------------
Name and Position       August 23, 1996(2)           Offered           Number       Percentage
- -----------------       ------------------           -------           ------       ----------

Roger King                  3,524,900(3)           1,500,000         2,024,900(3)      5.40%
Chairman of
the Board and
Director

Michael King                3,658,150(4)           1,500,000         2,158,150(4)      5.75%
President and
Chief Executive
Officer and
Director

Stephen W. Palley             298,000                250,000            48,000           *
Executive Vice
President and
Chief Operating
Officer

Steven R. Hirsch              112,000                112,000                 0           *
President, Camelot
Entertainment
Sales, Inc.

Steven A. LoCascio             62,000                 62,000                 0           *
Interim Chief
Financial Officer
and Controller

James M. Rupp                  17,868                 12,138             5,730           *
Director

Joel Chaseman                  22,500                 22,500                 0           *
Director

- --------------------------

*        Less than 1%.

(1) Assuming all shares that may be offered hereby are sold and based on 37,292,145 shares outstanding on August 23, 1996, as well as shares of Common Stock underlying options granted to each selling stockholder under the Plan, whether or not exercisable as of, or within 60 days of, August 23, 1996.

(2) Includes shares of Common Stock underlying options granted to the Selling Stockholders under the Plan, whether or not exercisable as of, or within 60 days of, August 23, 1996.

(3) Includes 240,000 shares issuable upon exercise of currently exercisable stock options granted to Mr. King under the Company's Incentive Equity Compensation Plan for Senior Executives, and excludes 5,750 shares held by Mrs. Roger King.

(4) Includes 240,000 shares issuable upon exercise of currently exercisable stock options granted to Mr. King under the Company's Incentive Equity Compensation Plan for Senior Executives, and excludes 600 shares of Common Stock held by Mrs. Michael King in trust for the benefit of her nephews.

                              PLAN OF DISTRIBUTION

                  Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant Awards made by the Company under the Plan on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales.

                  The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are incorporated in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

                  1. The Company's Annual Report on Form 10-K for the twelve months ended August 31, 1995.

                  2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1995.

                  3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 1996.

                  4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1996.

                  5. The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended February 29, 1996.

                  6. "Description of the Company's Securities to be Registered" contained in the Registration Statement on Form 8-A filed with the Commission on August 22, 1986 pursuant to Section 12 of the Exchange Act, and "Description of Capital Stock" contained in the Registration Statement of the Company on Form S-1 (No. 33-8357).

                  All reports subsequently filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


                                  LEGAL MATTERS

                  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

                                     EXPERTS

                  The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended August 31, 1995, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  OTHER MATTERS

                  The Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Company or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Delaware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of the Company's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

                  The Company's By-laws provide for indemnification of officers, directors and employees of the Company to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

                  The Company also maintains agreements with each of its directors requiring the Company to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the Company to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of directors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the Company's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the Company's By-laws, the Delaware General Corporation Law or agreements between the Company and its officers, directors and controlling persons, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

                  1. The Company's Annual Report on Form 10-K for the twelve months ended August 31, 1995.

                  2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1995.

                  3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 1996.

                  4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1996.

                  5. The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended February 29, 1996.

                  6. "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed with the Commission on August 22, 1986 pursuant to Section 12 of the Exchange Act, and "Description of Capital Stock" contained in the Registration Statement of the Company on Form S-1 (No. 33-8357).

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Delaware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of Registrant's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

                  The Registrant's By-laws provide for indemnification of officers, directors and employees of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Registrant.

                  The Registrant also maintains agreements with each of its directors requiring the Registrant to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the Registrant to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of directors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the Registrant's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

                  See "Item 9, Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.   EXHIBITS.


Exhibit
Number                              Description
- ------                              -----------

4.1. Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 2- 93987).

4.2. Certificate of Amendment to the Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement No. 33-8357).

4.3. Registrant's By-laws, as amended April 28, 1988 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993).

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

10.1 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan of the Registrant.

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2              Consent of Arthur Andersen LLP.

24                Powers of Attorney (included on signature page hereto).


ITEM 9.  UNDERTAKINGS.

                  (a)  RULE 415 OFFERING

                  The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 3RD DAY OF SEPTEMBER 1996.

                          KING WORLD PRODUCTIONS, INC.



                          By/s/ Stephen W. Palley
                            ----------------------------------------------------
                            Stephen W. Palley
                            Executive Vice President and Chief Operating Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN W. PALLEY AND JONATHAN BIRKHAHN, AND EACH OF THEM, OR ANY ONE OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, OR ANY OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OR ANY OF THEM OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

     SIGNATURES                                TITLE                                  DATE
     ----------                                -----                                  ----
/s/ Michael King                      President and Director                    September 3, 1996
- --------------------------            (Principal Executive Officer)
     Michael King



/s/ Roger King                        Director                                  September 3, 1996
     Roger King



/s/ Stephen W. Palley                 Director                                  September 3, 1996
- --------------------------
     Stephen W. Palley



/s/ Diana King                        Director                                  September 3, 1996
- --------------------------
     Diana King

/s/ Richard King                      Director                                  September 3, 1996
- --------------------------
     Richard King



/s/ Ronald S. Konecky                 Director                                  September 3, 1996
- --------------------------
     Ronald S. Konecky



/s/ James M. Rupp                     Director                                  September 3, 1996
- --------------------------
     James M. Rupp



/s/ Joel Chaseman                     Director                                  September 3, 1996
- --------------------------
     Joel Chaseman



/s/ Steven A. LoCascio                Interim Chief Financial Officer           September 3, 1996
- --------------------------            (Principal Financial Officer)
     Steven A. LoCascio



/s/ Steven A. LoCascio                Vice President and Controller             September 3, 1996
- --------------------------            (Principal Accounting Officer)
     Steven A. LoCascio

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                             DESCRIPTION
- ------                                             -----------

4.1. Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 2-93987).

4.2. Certificate of Amendment to the Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement No. 33-8357).

4.3. Registrant's By-laws, as amended April 28, 1988 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993).

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

10.1 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan of the Registrant.

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2              Consent of Arthur Andersen LLP.

24                Powers of Attorney (included on signature page).